EX-99.906CERT

CERTIFICATIONS

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Each of the undersigned below certifies that:

1.	This report on Form N-CSR of Lord Abbett Mid Cap Stock Fund, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 26, 2025

By:	/s/ Douglas B. Sieg
Douglas B. Sieg President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael J. Hebert
Michael J. Hebert Chief Financial Officer and Treasurer (Principal Financial Officer)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE REGISTRANT AND WILL BE RETAINED BY THE REGISTRANT AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.